Exhibit 99.1




                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                        DECEMBER 31, 2001, 2000 AND 1999

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999





                                      INDEX



INDEPENDENT AUDITORS' REPORT                                        1


CONSOLIDATED BALANCE SHEETS                                        2


CONSOLIDATED INCOME STATEMENTS                                      3


CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                      4


CONSOLIDATED STATEMENTS OF CASH FLOWS                               5


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                    6 - 21

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.




                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                        Certified Public Accountants

New York, New York
March 1, 2002, except for
Note 16 as to which the
date is May 17, 2002


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,

       ASSETS                                                                                     2001                2000
                                                                                              ------------        ------------
Current assets
    Cash and cash equivalents                                                                 $    304,239        $    241,787
    Accounts receivable                                                                          2,607,121           1,451,273
    Other receivables - employees                                                                   27,247              27,960
    Recoverable income taxes                                                                        84,419               3,862
    Note receivable                                                                                 30,000                   -
    Loans receivable - related parties                                                              95,554               9,366
    Prepaid expenses                                                                               150,360              49,732
    Inventory                                                                                    2,311,065           2,961,219
                                                                                              ------------        ------------
       Total current assets                                                                      5,610,005           4,745,199

Property and equipment, at cost, net of accumulated depreciation and
  amortization of $579,578 and $397,535, respectively                                              601,864             671,205
Goodwill, net of accumulated amortization of $69,952 and $35,347, respectively                     529,112             403,717
Other intangibles, net of accumulated amortization of $25,350 and $-0-, respectively               241,150              79,000
Note receivable                                                                                          -              27,083
Due from affiliates                                                                                      -             223,167
Other assets                                                                                        53,060              20,026
                                                                                            --------------      --------------
       TOTAL ASSETS                                                                          $   7,035,191       $   6,169,397
                                                                                            ==============      ==============

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Bank line of credit                                                                        $ 1,086,074        $    633,074
    Accounts payable and accrued expenses                                                        4,164,863           3,450,029
    Due to affiliate                                                                               247,577             141,643
    Notes payable - current portion                                                                649,876             337,786
                                                                                            ---------------     --------------
       Total current liabilities                                                                 6,148,390           4,562,532

Notes payable, less current portion                                                                 64,924             560,572
                                                                                            --------------      --------------
       Total liabilities                                                                         6,213,314           5,123,104
                                                                                            --------------      --------------

Commitments and contingencies                                                                            -                   -

Stockholders' equity
    Preferred Stock - no par value, authorized 20,000,000 shares;
       -0- shares issued                                                                                 -                   -
    Common Stock - $0.001 par value, authorized 50,000,000 shares;
      5,948,295 shares issued and outstanding                                                        5,948               5,948
    Additional paid-in capital                                                                     216,485             216,485
    Retained earnings                                                                              599,444             823,860
                                                                                            --------------      --------------
  Total stockholders' equity                                                                       821,877           1,046,293
                                                                                            --------------      --------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $ 7,035,191         $ 6,169,397
                                                                                            ==============      ==============


The accompanying notes are an integral part of these consolidated financial statements.



            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                                               2001             2000              1999
                                                                         ---------------   ---------------   --------------

Net sales                                                                   $ 23,496,789      $ 25,688,906     $ 24,868,882

Cost of sales                                                                 19,283,966        20,489,705       20,048,018
                                                                         ---------------   ---------------   --------------

Gross profit                                                                   4,212,823         5,199,201        4,820,864

Selling, general and administrative expenses                                   4,755,295         5,097,657        4,240,858
                                                                         ---------------   ---------------   --------------

(Loss) income from operations                                                   (542,472)          101,544          580,006

Other income (expense)
    Interest expense, net                                                       (125,544)         (139,331)         (70,082)
    Gain on sale of assets                                                             -                 -           50,508
    Assignment of logo                                                           300,000                 -                -
    Loss on investments                                                                -            (4,925)               -
    Other income                                                                   3,300            10,178            4,800
                                                                        ----------------   ---------------   --------------

(Loss) income before income taxes                                               (364,716)          (32,534)         565,232

Income taxes                                                                    (140,300)          (12,339)         219,200
                                                                        -----------------  ----------------  --------------

Net (loss) income                                                         $     (224,416)    $     (20,195)    $    346,032
                                                                        =================  ================  ==============


Net (loss) income per common share
    Basic and diluted                                                     $       (0.04)    $       (0.00)     $      0.06
                                                                        ================   ===============  ===============

Weighted average shares outstanding                                            5,948,295         5,948,295        5,948,295
                                                                        ================   ===============  ===============





The accompanying notes are an integral part of these consolidated financial statements.


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999






                                                    Common Stock                Additional                              Total
                                           -------------------------------       Paid-In          Retained            Stockholders'
                                              Shares             Amount          Capital          Earnings              Equity
                                           -------------     -------------     -----------    --------------       ---------------

Balance at January 1, 1999                     5,948,295     $       5,948     $   216,485    $     498,023          $    720,456


Net income for the year ended
 December 31, 1999                                     -                 -               -          346,032               346,032
                                           --------------    -------------     -----------     ------------          ------------


Balance at December 31, 1999                    5,948,295            5,948         216,485          844,055             1,066,488


Net loss for the year ended
 December 31, 2000                                     -                  -               -        ( 20,195)             ( 20,195)
                                           --------------    --------------    ------------    -------------        -------------

Balance at December 31, 2000                   5,948,295             5,948          216,485         823,860             1,046,293


Net loss for the year ended
 December 31, 2001                                      -                -                 -       (224,416)            (224,416)
                                           --------------    -------------     -------------   -------------        -------------


Balance at December 31, 2001                    5,948,295      $     5,948       $   216,485   $    599,444         $    821,877
                                           ==============    =============     =============   ============         ============



The accompanying notes are an integral part of these consolidated financial statements.


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                  2001             2000            1999
                                                                            ------------       ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss) income                                                       $ (  224,416)    $(     20,195)     $   346,032
    Adjustments to reconcile net (loss) income to
     net cash provided by operating activities
       Depreciation and amortization                                             253,126           199,245          135,507
       Gain on sale of fixed assets                                                    -                 -      (    50,508)
       Bad debt expense                                                           85,377            94,505          101,374
       Loss on investments                                                             -             4,925                -
    Changes in certain assets and liabilities:
       (Increase) in accounts receivable                                      (1,241,225)      (   157,725)     (   471,562)
       (Increase) decrease in other receivables                               (   85,475)           67,964      (   100,903)
       (Increase) in recoverable income taxes                                 (   80,557)      (     3,862)               -
       (Increase) decrease in inventory                                          691,989       (   142,631)     (   852,286)
       (Increase) in prepaid expenses                                         (  130,628)      (     7,077)     (     5,953)
       (Increase) decrease in due from affiliates                                223,167            44,113      (   267,280)
       (Increase) in other assets                                             (   33,034)      (    10,492)     (     9,534)
       Increase in accounts payable and accrued expenses                         714,834           788,274        1,178,503
       Increase in due to affiliate                                              105,934            31,866                -
       (Decrease) in income taxes payable                                              -       (   180,637)     (     1,051)
                                                                          --------------      ------------     ------------
Total cash provided by operating activities                                      279,092           708,273            2,339
                                                                          --------------      ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                                  (   93,267)      (   219,727)     (   221,306)
    Proceeds from sale of fixed assets                                                                   -           50,508
    Cash paid for acquisition                                                 (  122,835)      (   119,015)               -
    Acquisition of domain name                                                (   91,500)      (    79,000)               -
    Decrease in investment, at cost                                                    -             2,575                -
    Decrease in notes receivable                                                  27,083                 -            2,917
                                                                          --------------      ------------    -------------
Total cash used by investing activities                                       (  280,519)      (   415,167)     (   167,881)
                                                                          --------------      ------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds under bank line of credit                                         7,103,000         8,774,000        4,406,000
    Payments under bank line of credit                                        (6,650,000)       (8,620,458)      (3,926,468)
    Repayment of notes payable                                                (  389,121)       (  348,493)      (  303,420)
    Proceeds from notes payable                                                        -                 -           35,000
                                                                          --------------      ------------     ------------
Total cash (used) provided by financing activities                                63,879        (  194,951)         211,112
                                                                          --------------      ------------     ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                         62,452            98,155           45,570
CASH AND CASH EQUIVALENTS - beginning of year                                    241,787           143,632           98,062
                                                                          --------------      ------------     ------------
CASH AND CASH EQUIVALENTS - end of year                                   $      304,239       $   241,787     $    143,632
                                                                          ==============      ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
    Cash paid during the year for:
    Interest Expense                                                      $      127,528       $   106,779      $    76,467
                                                                          ==============       ===========      ===========
    Income Taxes                                                          $          547       $   174,442      $   215,639

                                                                          ==============       ===========      ===========


The accompanying notes are an integral part of these consolidated financial statements.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Basis of Presentation
              ---------------------
              The accompanying financial statements include the accounts of American Sports Development Group, Inc., formerly National Paintball Supply Co., Inc., and Subsidiaries (the "Company"), incorporated under the laws of the State of South Carolina on November 14, 1989 and its wholly owned subsidiaries:

                  a) PaintballGames.com,  Inc.  ("PbGames"), incorporated  under the laws of the State of South  Carolina  on June 19, 2000.

                  b) ILM, Inc. ("ILM"), incorporated under the laws of the State of South Carolina on June 4, 2001.

                  c) Paintball  Incorporated ("Paintball,  Inc."),  incorporated under the laws of the State of South Carolina on November 8, 2001.

                  All significant intercompany accounts and transactions have been eliminated in consolidation.

                  Line of Business
                  ----------------
                  The Company is a wholesaler of equipment and supplies used in the paintball game industry. Sales are made to retailers throughout the United States, as well as Europe. The Company also operates retail stores in Greenville, South Carolina, Paramount, California, and Irving, Texas. ILM is an independent insurance agent representing several insurance companies/brokers who insure mostly paintball fields, stores, distributors and manufacturers. ILM is also a wholesaler of paintball related soft goods products.

                  Use of Estimates
                  ----------------
                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Fair Value of Financial Instruments
                  -----------------------------------
                  The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of these instruments. The amounts shown for notes payable and line of credit approximate fair value since the interest rates are at fair market value.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Long-Lived Assets
                  -----------------
                  Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Recovery of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

                  Stock-Based Compensation
                  ------------------------
                  Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the instrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                  Revenue Recognition
                  -------------------
                  The Company recognizes revenue upon shipment of its products. Revenue includes shipping and handling charge to customers. Revenue from broker commission and association dues are recognized when premiums are billed to clients.

                  Cost of Sales
                  -------------
                  Cost of sales consists primarily of purchased products. Other costs include freight and shipping costs.

                  Earnings Per Share
                  ------------------
                  SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

                  The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. During the periods presented, the Company had no potentially dilutive securities outstanding.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Earnings Per Share (continued)
                  ------------------------------
                  On October 12, 2000, the Company effected a 108.86 for 1 stock split. On January 31, 2001, the Company effected a 1 for 2.57 reverse split. The net effect of these splits was an effective
                  42.37 for 1 stock split. All shares and per share amounts have been retroactively restated to reflect this stock split.

                  Cash and Cash Equivalents
                  -------------------------
                  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                  Accounts Receivable
                  -------------------
                  The  Company   provides  for  losses  and  future  returns  by
                  utilizing the reserve method. The balances in these reserves are determined by management and considered adequate.

                  Inventory
                  ---------
                  The Company's inventory is valued at the lower of cost or market, determined by the first-in, first-out method.

                  Property and Equipment
                  ----------------------
                  Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method. The estimated useful lives of the assets are as follows:

                    Leasehold improvements             39 years or life of lease
                    Automobiles                        5 years
                    Furniture, Fixtures and Equipment  5 to 7 years

                  The costs of maintenance and repairs are charged to expense when incurred; costs of renewals and betterments are capitalized. Upon the sales or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations.

                  Intangible Assets
                  -----------------
                  Intangible assets consist of goodwill, domain names and customer lists. Goodwill, which represents the excess of acquisition cost over the net assets acquired in a business combination, is amortized on the straight-line method over 15 years. Management reviews, on an annual basis, the carrying value of goodwill in order to determine whether an impairment has occurred. Impairment is based on several factors including the Company's projection of future undiscounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would adjust the carrying value of goodwill to its estimated fair value. Domain names and customer lists are being amortized on a straight-line basis over a period of 10 and 5 years, respectively.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Intangible Assets (continued)
                  -----------------------------
                  Should events or circumstances occur subsequent to the acquisition of intangibles which bring into question the realizable value or impairment of the related intangible asset, the Company will evaluate the remaining useful life and balance of the intangible asset and make adjustments, if required. The Company's principal consideration in determining an impairment includes the strategic benefit to the Company of the particular asset as measured by undiscounted current and expected future operating income of that specified group of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related intangible asset exceeds the fair value of that intangible asset as determined by discounted cash flows.

                  Investments
                  -----------
                  Investments in certain companies in which the Company owns a 20% or less interest are accounted for under the cost method. Investments in companies in which the Company has a 20% to 50% interest are carried at equity, adjusted for the Company's proportionate share of their undistributed earnings or losses. Advances and distributions are charged and credited directly to the investment account.

                  Income Taxes
                  ------------
                  Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

                  Advertising Costs
                  -----------------
                  Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising, if any, are capitalized and amortized over the period during which future benefits are expected to be received. The Company had no direct-response advertising during the periods presented.

                  Concentration of Credit Risk
                  ----------------------------
                  The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Comprehensive Income
                  --------------------
                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. At December 31, 2001, 2000 and 1999, the Company had no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

                  Sales Incentives and Allowances
                  -------------------------------
                  The Company provides sales incentives and allowances to certain of its customers, computed as a percentage of sales. These incentives and allowances are classified as a reduction of revenue at the time the related revenue is recognized.

                  Recent Accounting Pronouncements
                  --------------------------------
                  In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

                  SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 142 effective January 1, 2002, will result in the elimination of approximately $73,587 of annual amortization ($59,954 of amortization expense was recorded during the year ended December 31, 2001). The Company does not expect to recognize any impaired goodwill as of January 1, 2002.

                  In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued, which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Recent Accounting Pronouncements (continued)
                  --------------------------------------------
                  In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

NOTE 2 -      PROPERTY AND EQUIPMENT

                  Property and equipment is summarized as follows:

                                                                    December 31,
                                                            ------------------------------
                                                                2001              2000
                                                            -------------     -----------
                  Leasehold improvements                    $   162,396       $   153,872
                  Automobiles                                   261,359           186,674
                  Furniture, fixtures and equipment             757,687           728,194
                                                            -------------     -----------
                                                              1,181,442         1,068,740
                  Less:  accumulated depreciation
                   and amortization                             579,578           397,535
                                                            -------------     -----------
                                                            $   601,864       $   671,205
                                                            =============     ===========

                  The property and equipment is pledged as collateral for a line of credit with SouthTrust Bank (see Note 7).

                  Depreciation and amortization expense for the years ended December 31, 2001, 2000 and 1999 was $193,171, $176,398 and
                  $125,507, respectively.

                  During 1999, the Company sold a motor home for cash proceeds of $50,508. The assets were fully depreciated and a gain has been recorded for the full amount of the proceeds.

NOTE 3 -      NOTE RECEIVABLE

                  On September 10, 2001, the Company entered into an agreement with a competitor to sell the "National Paintball Supply" and other logos for $300,000. The Company received $150,000 pursuant to the execution of this agreement and the remainder of $150,000 was received in five equal installments of $30,000 starting September 30, 2001. At December 31, 2001, the balance due from the competitor was $30,000.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 3 -      NOTE RECEIVABLE (Continued)

                  During 1998, the Company sold land for $10,000 cash and a note receivable in the amount of $30,000, for an aggregate selling price of $40,000, the book value. No gain or loss was recorded in the financial statements. The Company was to receive 48 monthly installments of $500, including interest, commencing on January 15, 1999 and a balloon payment of $10,000 at January 15, 2003. On February 6, 2001, the Company reacquired the land pursuant to default of the note receivable and foreclosure on the property. The balance of this note at December 31, 2000 was $27,083 and has been included in the financial statements as a non-current asset. At December 31, 2001, the value of the land is included in "other assets" on the balance sheet.

NOTE 4 -      ACQUISITIONS

                  On April 30, 2000, the Company acquired certain assets of Paintball Games of Dallas, Inc. ("PGD"). The purchase price was $696,847, comprised of a cash payment of $119,015, forgiveness of accounts receivable due the Company from PGD of $238,917, and a note payable of $338,915. The estimated fair value of assets acquired is as follows:

                     Inventory                   $   363,845
                     Fixed assets                     43,938
                     Goodwill                        289,064
                                                ------------
                                                 $   696,847
                                                ============

                  On July 11, 2001, the Company acquired certain assets of National Paintball Association and Warrior Sports Gear. The purchase price was $302,334, comprised of a cash payment of $122,835 and a note payable of $179,499. The estimated fair value of assets acquired is as follows:

                     Inventory                  $    41,835
                     Fixed assets                     4,499
                     Goodwill                       160,000
                     Domain name                     20,000
                     Customer list                   76,000
                                                -----------
                                                $   302,334
                                                ===========

                  All acquisitions have been accounted for as purchases and the results of operations of the acquired businesses are included in the financial statements from the dates of acquisition. The following represents the unaudited pro forma results of operations as if the above-noted business combinations had occurred at the beginning of the respective year in which the companies were acquired, as well as at the beginning of the preceding year:

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 4 -      ACQUISITIONS (Continued)

                                                                2001              2000               1999
                                                            ----------------  ---------------   ---------------
                  Net sales                                 $                 $   26,583,272    $   28,647,231
                                                            ================  ===============   ===============
                  Net income                                $             -   $        11,800   $      357,089
                                                            ================  ===============   ===============
                  Earnings per share                        $             -   $            -    $         0.06
                                                            ================  ===============   ===============

                  The pro forma results do not represent the Company's actual operating results had the acquisitions been made at the beginning of 2001, 2000 and 1999, or the results which may be expected in the future.

                  On October 12, 2000, the Company entered into an agreement to acquire all of the issued and outstanding common stock of American Inflatables, Inc. through the issuance of approximately 1,667,575 shares of common stock. Inflatables is a publicly held company. The acquisition is subject to approval by Inflatables' shareholders. The acquisition is expected to be consummated in the year 2002 and will be accounted for as a purchase (see Note 16).

NOTE 5 -      INVENTORY

                  Inventories are summarized as follows:

                                                                December 31,
                                                         -------------------------------
                                                              2001             2000
                                                         -------------   ---------------
                     Guns                                $     446,280     $     415,880
                     Barrels                                   245,797           336,520
                     Paint                                     298,410           370,528
                     Parts and Accessories                     555,744           674,546
                     Others                                    764,834         1,163,745
                                                         -------------     -------------
                         Total                           $   2,311,065     $   2,961,219
                                                         =============     =============


                  The inventories are pledged as collateral for a line of credit with SouthTrust Bank (see Note 7).

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 6 -      INTANGIBLES

                  Intangibles consist of the following at:

                                                                        December 31,
                                                              -------------------------------
                                                                  2001             2000
                                                              ------------      -------------
                  Goodwill                                    $    599,064         $  439,064
                  Domain name                                      190,500             79,000
                  Customer list                                     76,000                  -
                                                              ------------      -------------
                                                                   865,564            518,064
                  Less:  accumulated amortization                   95,302             35,347
                                                              ------------      -------------
                                                              $    770,262         $  482,717
                                                              ============      =============


                  Amortization expense for the years ending December 31, 2001, 2000 and 1999 was $59,954, $22,847 and $10,000, respectively.

NOTE 7 -      BANK LINE OF CREDIT

                  At December 31, 2001, the Company had a $1,400,000 line of credit with SouthTrust Bank. The line of credit is payable on May 16, 2002 with interest at prime rate payable on a monthly basis. The interest rates at December 31, 2001 and 2000 were 4.75% and 9.50%, respectively. The line of credit is secured by substantially all the Company's assets and personal guarantees of the Company's officers. At December 31, 2001 and 2000, borrowings due under this line of credit were $1,086,074 and $633,074, respectively.

NOTE 8 -      NOTES PAYABLE

                  The notes payable consisted of the following at December 31,:

                                                                     2001           2000
                                                                 ------------   ------------
                  (A)SouthTrust Bank, N.A.                       $      5,528   $     53,502
                  (B)Powerball, Inc.                                        -        175,171
                  (C)Powerball, Inc.                                  329,034        375,000
                  (D)Wachovia Bank of South Carolina                   16,077         24,654
                  (E)Paintball Games of Dallas, Inc.                  160,046        270,031
                  (F)Larry and Marcela Cossio                         179,499              -
                  (G)GMAC                                              24,616              -
                                                                 ------------   ------------
                                                                      714,800        898,358
                  Less:  current portion                              649,876        337,786
                                                                 ------------   ------------
                     Total long-term notes payable               $     64,924   $    560,572
                                                                 =============  ============


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 8 -      NOTES PAYABLE (Continued)


                  Following are maturities of Notes Payable:
                  December 31,

                   2002                                         $    649,876
                   2003                                               56,960
                   2004                                                7,964
                                                                ------------
                                                                $    714,800

       (A) This represents a loan payable to SouthTrust Bank in the original amount of $160,000. The loan is due January 5, 2002 and is payable in 36 equal monthly installments of $5,006, including interest at 7.9% per annum. The note is secured by an unconditional guaranty from the officers of the Company.

       (B) On September 28, 1998, the Company issued a promissory note payable to Powerball, Inc. and Matthew E. Brown, jointly, in the original amount of $642,000. The note is given pursuant to the Company's purchase of certain assets from the creditors. The note was due September 28, 2001 and was payable in 36 equal monthly installments of $20,118, including interest at 8% per annum.

       (C) On September 28, 1998, the Company issued a promissory note payable to Powerball, Inc. and Matthew E. Brown, jointly, in the original amount of $375,000. The note was given pursuant to the Company's purchase of certain assets from the creditors. The note is due September 28, 2002 and is payable in 12 equal monthly installments of $37,621 commencing October 28, 2001, including interest from September 28, 1999 at 8% per annum. In the event that common stock of the Company becomes publicly traded before this note is paid in full, the creditors may elect to receive common stock jointly in full or partial payment of this note provided that the creditors give the Company adequate notice in accordance with the agreement. Upon conversion, the creditors would receive that number of shares of common stock with a value that equals the amount of the debt converted, based on current fair value of the stock. The Company has the right to prepay this note at any time in whole or in part without penalty.

       (D) Promissory note payable, due August 10, 2003, and bearing interest at 7.99% per annum. The note is payable in monthly installments of $856, with all unpaid interest and principal due at maturity. The note is secured by the vehicle acquired with this note.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 8 -      NOTES PAYABLE (Continued)

       (E) On April 17, 2000, the Company issued a promissory note payable to Paintball Games of Dallas, Inc. and Power Paintball Products, Inc. jointly in the original amount of $338,915. The note is given pursuant to the Company's purchase of certain assets from the creditors. The note is due May 1, 2003 and is payable in 36 equal monthly installments of $10,543 commencing June 1, 2000, including interest from May 1, 2000 at 7.5% per annum. In the event that common stock of the Company becomes publicly traded before this note is paid in full, the creditors may elect to receive common stock jointly in full or partial payment of this note, provided that the creditors give the Company adequate notice in accordance with the agreement. Upon conversion, the creditors would receive that number of shares of common stock with a value that equals the amount of the debt converted, based on current fair value of the stock. The Company has the right to prepay this note at any time in whole or in part without penalty.

       (F) On July 18, 2001, the Company issued two promissory notes payable to Larry Cossio and Marcela Cossio, jointly, in the original amounts of $75,000 and $104,499. The notes are given pursuant to the Company's purchase of certain assets from the creditors. The notes are payable in a one lump sum of $75,000 on October 11, 2001 and $104,499 on October 11, 2002,
                  including interest at 7% per annum on the unpaid balance. At December 31, 2001, the Company did not pay the balance of $75,000 due on October 11, 2001. Under the terms of the payment, the Company paid interest on a monthly basis for any unpaid balance. In the event that common stock of the Company becomes publicly traded before this note is paid in full, the creditors may elect to receive common stock jointly in full or partial payment of this note provided that the creditors give the Company adequate notice in accordance with the agreement. Upon conversion, the creditors would receive that number of shares of common stock with a value that equals the amount of the debt converted, based on current fair value of the stock. The Company has the right to prepay this note at any time in whole or in part without penalty.

       (G) Non-interest bearing note payable to GMAC in the original amount of $26,064. The note is due November 6, 2004 and is payable in 36 equal monthly installments of $724. The note is secured by the vehicle acquired with this note.

NOTE 9 -      PROFIT SHARING PLAN

                  The Company has a profit sharing plan that covers all eligible employees. Contributions to the plan are at the discretion of management. During 2001, 2000 and 1999, contributions to the plan charged to operations were $37,000, $60,000 and $70,000, respectively.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 10 -     ECONOMIC DEPENDENCY - MAJOR SUPPLIERS

                  The Company purchases a substantial portion of its goods from two suppliers. During the year ended December 31, 2001, purchases from these suppliers approximated 46%. During the years ended December 31, 2000 and 1999, the Company purchased approximately 52% and 62%, respectively, of its goods from four suppliers. At December 31, 2001 and 2000, amounts due to these suppliers included in accounts payable were $2,610,303 and $1,893,681, respectively.

NOTE 11 -     RELATED PARTIES

                  Elite Skateboards (Elite)
                  -------------------------
                  The Company owned a less than 20% interest in Elite, the balance of which is owned by an employee of the Company. Elite rented retail sales space from the Company at $200 per month. The investment of $7,500 in Elite was accounted for under the cost method. During 2000, operations ceased, Elite was dissolved and the Company received a $2,575 cash distribution. The dissolution resulted in a loss on the investment of $4,925.

                  International Management Associates, Inc. (IMA)
                  -----------------------------------------------
                  IMA is owned directly or indirectly by the Company's stockholders. The Company purchases imported paintball products from IMA's wholly owned subsidiary - Genesis Trading Corporation (see below). In addition, the Company sponsors a race car owned by Genesis racing, a division of IMA. The Company pays expenses of the car in exchange for advertising. This arrangement is pursuant to a verbal agreement and can be cancelled by either party. For the years ended December 31, 2001, 2000 and 1999, advertising expense associated with the race car was $248,107, $674,136 and $343,765, respectively.
                  There were no balances due from/to IMA and its division at December 31, 2001 and 2000.

                  Genesis Trading Corporation (Genesis)
                  -------------------------------------
                  The Company purchases a certain style of an imported paintball gun from Genesis (a wholly owned subsidiary of IMA). For the years ended December 31, 2001, 2000 and 1999, purchases of paintball guns from Genesis were $419,261, $491,150 and $300,407, respectively.

                  National Sports Marketing, Inc. (NSM)
                  -------------------------------------
                  NSM is owned by the Company's majority shareholder. There were no transactions with NSM for the years ended December 31, 2001, 2000 and 1999, except for advances to NSM of $10,000 in 1999, and repayment of $9,000 from NSM in 2000 and $1,000 in 2001.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 11 -     RELATED PARTIES (Continued)

                  NP Realty Company, Inc. (NPR)
                  ----------------------------
                  The Company leases office and warehouse facilities in South Carolina from NPR (a company related by common ownership). The lease is classified as an operating lease and provides for minimum rentals of $160,000 per year ($800,000 total) through December 2004. Advances, primarily for the construction of office and warehouse facilities, were made in the amount of $257,280 for the year ended December 31, 1999 and included in "Due from Affiliates" on the Balance Sheet. At December 31, 2001 and 2000, the balance due from NPR was $-0- and $222,167, respectively.

                  Loans Receivable - Related parties
                  ----------------------------------
                  The Company has loans receivable from its majority shareholder and other employees. These advances are due on demand and bear no interest.

                  The amounts due from/to the affiliated companies above are summarized as follows:

                                                                       December 31,
                                                          -----------------------------------
                                                              2001                   2000
                                                          ------------           ------------
                  Due from IMA                            $          -           $          -
                  Due from NSM                                       -                  1,000
                  Due from NPR                                       -                222,167
                                                          ------------           ------------
                     Total due from affiliates            $          -           $    223,167
                                                          ============           ============

                  Due to Genesis                          $    247,577           $    141,643
                                                          ============           ============

                  The balances due from/to affiliates bear no interest and are due on demand.

NOTE 12 -     ECONOMIC DEPENDENCY - MAJOR CUSTOMER

                  The Company sells a substantial portion of its product to one customer. During 2001, 2000 and 1999, sales to the customer aggregated approximately $4,250,000, $2,890,000 and $3,270,000, respectively. At December 31, 2001 and 2000, amounts due from this customer included in accounts receivable were $1,031,931 and $214,150, respectively.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


NOTE 13 -     INCOME TAXES

                  The components of the provision for income taxes are as follows:

                                                                                     For the years ended
                                                                                          December 31,
                                                                   --------------------------------------------------------
                                                                         2001                 2000                 1999
                                                                   ---------------      ----------------      -------------
                  Current tax expense (benefit)
                     U.S. federal                                  $     (118,500)      $       (11,642)      $     182,700
                     State and local                                     ( 21,800)              (   697)             36,500
                                                                   --------------       ----------------      -------------
                  Total current                                          (140,300)              (12,339)            219,200
                                                                   --------------       ----------------      -------------

                  Deferred tax expense (Income)
                     U.S. federal                                               -                      -                 -
                     State and local                                            -                      -                 -
                                                                   --------------       ----------------      -------------
                  Total deferred                                                -                      -                 -
                                                                   --------------       ----------------      -------------

                  Total tax provision (benefit) from
                     continuing operations                            $  (140,300)      $       (12,339)      $    219,200
                                                                   ==============       ===============       ============

                  Reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

                                                       2001              2000             1999
                                                     --------         --------          --------
                  U.S. statutory rate                     33%              34%               34%

                  Non-deductible item                      -               (1%)               -

                  State taxes on income,
                   net of federal tax benefit              5%               5%                5%
                                                        -----            -----             -----

                  Effective tax rate                      38%              38%               39%
                                                        =====            =====             =====

NOTE 14 -     COMMITMENTS AND CONTINGENCIES

                  Operating Leases
                  ----------------
                  The Company leases automobiles and other office equipment under operating leases expiring at various times between March 9, 2002 through October 5, 2003. Lease expense under these operating leases included in the income statement for the years ended December 31, 2001, 2000 and 1999, totaled $49,409, $38,201 and $34,247, respectively.

                  As described in Note 11 above, the Company conducts its South Carolina operations in premises pursuant to a lease, through December 2004. Minimum rentals are $160,000 per year.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 14 -     COMMITMENTS AND CONTINGENCIES (Continued)

                  The Company occupies a California office and store on a month-to-month basis.

                  The Company also maintains facilities in Texas pursuant to a lease with a term from May 1, 2000 to April 30, 2003. The monthly rent is $5,471.

                  Rent expense for the years ended December 31, 2001, 2000 and 1999 was $286,609, $276,063 and $136,959, respectively.

                  Future minimum lease payments are as follows for the years ended December 31:

                     2002               $     258,344
                     2003                     196,444
                     2004                     146,663
                                        -------------
                                        $     601,451
                                        =============


                  Purchase Commitment
                  -------------------
                  During the year ended December 31, 1998, the Company entered into a three-year agreement with System Power Specialties, Inc. to provide one style of gun related to the paintball industry. Under this agreement, the Company is required to purchase at least 300 guns per month. The agreement allows for cancellation after the completion of the third year, and will be automatically extended for additional consecutive renewals of one year each, unless terminated or amended pursuant to the terms of this agreement. During 1999, the Company stopped purchasing these guns pursuant to System Power Specialties Inc.'s cessation of operations.

                  Employment Contract and Non-competition Agreements
                  --------------------------------------------------
                  On September 28, 1998, the Company entered into an employment contract with one of its key employees. The agreement provides for the employee to earn a minimum base salary of $75,000 adjusted annually for changes in consumer price index per year through September 28, 2001. Following the termination of employment, the employee agrees not to compete with the Company for a fair and reasonable period of time required for the protection of the interest of the Company and its officers, shareholders and other employees. Following expiration of the agreement in September 2001, the employee has been retained at a reduced salary.

                  On April 17, 2000, the Company entered into an employment contract with one of its key employees, in connection with the acquisition of Paintball Games of Dallas, Inc. (see Note 4). The agreement provides for the employee to earn a minimum base salary of $80,000 plus commission equal to 20% of net profit actually received by the Company on the sale of certain paintball guns. Following the termination of employment, the employee agrees not to compete with the Company for a fair and reasonable period of time required for the protection of the interest of the Company and its officers, shareholders and other employees. On October 23, 2001, the employment agreement was terminated. The Company retained the former employee as a consultant.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 14 -     COMMITMENTS AND CONTINGENCIES (Continued)

                  On July 23, 2001, the Company entered into an employment contract with one of its key employees in connection with the acquisition of National Paintball Association and Warrior Sports Gear (see Note 4). The agreement provides for the employee to earn a minimum base salary of $99,600 plus a bonus equal to 10% of net operating profit of a division of ILM, Inc. The agreement expires July 23, 2006 and automatically renews for additional one-year terms unless terminated. Following the termination of employment, the employee agrees not to compete with the Company for a fair and reasonable period of time required for the protection of the interest of the Company and its officers, shareholders and other employees.

NOTE 15 -     ADVERTISING

                  Advertising costs incurred and recorded as expense in the income statement were $700,329, $1,203,044 and $865,870, for
                  the  years   ended   December   31,   2001,   2000  and  1999,
                  respectively.

NOTE 16 -     SUBSEQUENT EVENTS

                  On May 17, 2002, the Company was acquired by American Inflatables, Inc. ("Inflatables"). The shareholders of the Company received 50,612,159 shares of Inflatables common stock in exchange for all of their shares of the Company. The Company thus became a wholly owned subsidiary of Inflatables. The former shareholders of the Company exercised control over approximately 83% of Inflatables' outstanding common stock after the acquisition. Accordingly, the transaction will be accounted for a as a reverse acquisition of Inflatables by the Company.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)



                                                                                                March 31,
       ASSETS                                                                                     2002
                                                                                              ------------
Current assets
    Cash and cash equivalents                                                                  $   360,639
    Accounts receivable                                                                          2,449,073
    Other receivables - employees                                                                   37,802
    Recoverable income taxes                                                                        70,531
    Note receivable                                                                                      -
    Loans receivable - related parties                                                              85,000
    Prepaid and other current assets                                                                23,300
    Inventory                                                                                    2,531,429
                                                                                              ------------
       Total current assets                                                                      5,557,774

Property and equipment, at cost, net of accumulated depreciation and
  amortization of $631,178 and $579,578, respectively                                              550,264
Goodwill, net of accumulated amortization of $69,952 and $69,952, respectively                     529,112
Other intangibles, net of accumulated amortization of $25,350 and $25,350, respectively            251,650
Other assets                                                                                        53,420
                                                                                              ------------
       TOTAL ASSETS                                                                            $ 6,942,220
                                                                                              ============

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Bank line of credit                                                                       $  1,046,074
    Accounts payable and accrued expenses                                                        4,188,949
    Due to affiliate                                                                               258,829
    Notes payable - current portion                                                                565,425
                                                                                              ------------
       Total current liabilities                                                                 6,059,277

Notes payable, less current portion                                                                 38,958
                                                                                              ------------
       Total liabilities                                                                         6,098,235
                                                                                              ------------

Commitments and contingencies                                                                            -

Stockholders' equity
    Preferred Stock - no par value, authorized 20,000,000 shares;
       -0- shares issued                                                                                 -
    Common Stock - $0.001 par value, authorized 50,000,000 shares;
      5,948,295 shares issued and outstanding                                                        5,948
    Additional paid-in capital                                                                     216,485
    Retained earnings                                                                              621,552
                                                                                              ------------
       Total stockholders' equity                                                                  843,985
                                                                                              ------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $  6,942,220
                                                                                              ============

The accompanying notes are an integral part of these consolidated financial statements.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                                   (Unaudited)
                           FOR THE THREE MONTHS ENDED


                                                                                                          March 31,
                                                                                             ------------------------------
                                                                                                 2002              2001
                                                                                             -------------   --------------

Net sales                                                                                   $    6,036,136   $    6,367,526

Cost of sales                                                                                    4,813,291        5,099,102
                                                                                             -------------   --------------

Gross profit                                                                                     1,222,845        1,268,424

Selling, general and administrative expenses                                                     1,175,380        1,018,823
                                                                                             -------------   --------------

Income from operations                                                                              47,465          249,601

Other income (expense)
    Interest expense, net                                                                          (19,522)         (32,413)
    Other income                                                                                     8,053                -
                                                                                             -------------   --------------
                                                                                                   (11,469)         (32,413)

Income before income taxes                                                                          35,996          217,188

Income taxes                                                                                        13,888           82,979
                                                                                             -------------   --------------

Net income                                                                                  $       22,108   $      134,209
                                                                                            ==============   ==============


Net income per common share
    Basic and diluted                                                                       $            -   $         0.02
                                                                                            ==============   ==============

Weighted average shares outstanding                                                              5,948,295        5,948,295
                                                                                            ==============   ==============


The accompanying notes are an integral part of these consolidated financial statements.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                           FOR THE THREE MONTHS ENDED



                                                                                                                March 31,
                                                                                              -----------------------------
                                                                                                   2002              2001
                                                                                              -------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                                $      22,108     $   134,209
    Adjustments to reconcile net income to
     net cash provided by operating activities
       Depreciation and amortization                                                                 51,600          60,268
       Bad debt expense                                                                               2,651          15,998
    Changes in certain assets and liabilities:
       (Increase) decrease in accounts receivable                                                   155,397         (596,831)
       (Increase) in other receivables                                                            (  10,555)        ( 95,891)
       Decrease in recoverable income taxes                                                          13,888            3,862
       (Increase) decrease in inventory                                                           ( 220,364)          39,042
       Decrease in prepaid and other assets                                                         127,060           49,732
       Decrease in loans receivable - related parties                                                10,554                -
       (Increase) in other assets                                                                 (     360)        (  2,000)
       Increase in accounts payable and accrued expenses                                             24,086          460,768
       Increase in due to affiliate                                                                  11,252           18,668
       Increase in income taxes payable                                                                   -           78,938
                                                                                               ------------     ------------
Total cash provided by operating activities                                                         187,317          166,763
                                                                                               ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                                                             -         ( 27,647)
    Cash paid for acquisition                                                                            -         ( 59,000)
    Acquisition of domain name                                                                   (  10,500)               -
    Decrease in notes receivable                                                                    30,000                -
                                                                                              ------------     ------------
Total cash (used) provided by investing activities                                                  19,500         ( 86,647)
                                                                                              ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds under bank line of credit                                                           2,132,000            7,000
    Payments under bank line of credit                                                          (2,172,000)               -
    Repayment of notes payable                                                                  (  110,417)        (100,082)
                                                                                               ------------     ------------
Total cash (used) by financing activities                                                       (  150,417)        ( 93,082)
                                                                                               ------------     ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                           56,400         ( 12,966)
CASH AND CASH EQUIVALENTS - beginning of period                                                    304,239          241,787
                                                                                              ------------     ------------
CASH AND CASH EQUIVALENTS - end of period                                                     $    360,639     $    228,821
                                                                                              ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
    Cash paid during the year for:
    Interest Expense                                                                          $     19,926     $     25,301
                                                                                              ============     ============
    Income Taxes                                                                              $          -     $          -
                                                                                              ============     ============




The accompanying notes are an integral part of these consolidated financial statements.

                        AMERICAN SPORTS DEVELOPMENT GROUP
         NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
                             MARCH 31, 2002 AND 2001


Note 1. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements include the accounts of American Sports Development Group, Inc., formerly National Paintball Supply Co. Inc., and Subsidiaries (the "Company"), incorporated under the law of the state of South Carolina on November 14, 1989. All significant intercompany accounts and transactions have been eliminated in consolidation.

Line of Business

The Company is a wholesaler of equipment and supplies used in the paintball game industry. Sales are made to retailers throughout the United States, as well as Europe. The company owns and operates retail stores in Greenville, SC, Paramount, CA and Irving, TX. The Company also owns ILM, Inc., an independent insurance agent representing several insurance companies/brokers who insure mostly paintball fields, stores, distributors and manufacturers. ILM is also a wholesaler of paintball related soft goods products.

Interim Financial Information

The accompanying unaudited interim financial statements have been prepared by the Company in accordance with generally accepted accounting principles pursuant to Regulation S-K of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these interim financial statements should be read in conjunction with the Company's audited financial statements and related notes as contained in this Form 8-K/A for the year ended December 31, 2001. In the opinion of the management of the Company, the interim unaudited financial statements reflect all adjustments, including normal recurring adjustments, necessary for a fair presentation of the interim periods presented. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of results of operations to be expected for the full year.

Revenue Recognition

The Company recognizes revenue upon shipment of its products. Revenue includes shipping and handling charges to customers. Revenues from broker commission and association dues are recognized when premiums are billed to clients.

Note 2. Note Receivable

In September 2001, the Company entered into an agreement with a competitor to sell the "National Paintball Supply" and other logos for $300,000. At December 31, 2001 the balance due the company was $30,000, which was received during the first quarter of 2002.

Note 3. Acquisition

On May 17, 2002, the Company was acquired by American Inflatables, Inc. ("Inflatables") For accounting purposes the transaction was treated as the acquisition of Inflatables by the Company in a reverse acquisition. Inflatables issued 50,612,159 shares of its common stock, or 83% of the total outstanding shares on a fully diluted basis after the issuance, to the three shareholders of the Company for all the issued and outstanding shares of the Company making the Company a wholly owned subsidiary of Inflatables.

In June 2002, after the reverse acquisition, Inflatables was restructured as follows:

(1) The Company's wholly-owned operating subsidiary Paintball Incorporated was merged into the Company with the Company as the surviving company but with its name changed from "American Sports Development Group, Inc." to "Paintball Incorporated";
(2) Inflatables changed its name from "American Inflatables, Inc." to "American Sports Development Group, Inc." by means of a merger with a wholly owned shell subsidiary formed for the purpose of effecting the name change; and
(3) Inflatables formed a new Delaware subsidiary named "American Inflatables, Inc." and transferred the assets and liabilities of its pre-acquisition inflatable advertising business down to the new subsidiary.

The result was that Inflatables survived as the parent company with the name "American Sports Development Group, Inc." and with two wholly owned operating subsidiaries: (1)the Company, a South Carolina corporation now named "Paintball Incorporated," conducting the paintball gaming business and (2) the new American Inflatables, Inc., a Delaware corporation, conducting the inflatable advertising business. Inflatables' stock symbol was also changed from "BLMP" to "ASDP"
(sic).

The Company has assigned a value of $1,801,747 to this acquisition, based on the publicly quoted fair value of Inflatables' common stock. In accordance with EITF 99-12, this value was calculated using the average closing stock price of Inflatables' common stock for the five-day period beginning two days before and ending two days after the arrangement date of April 11, 2002, when all material aspects of the transaction were agreed to by all parties.

The excess of the purchase price over the fair value of the net assets acquired is estimated to total $1,809,410. Of this amount, $250,000 has been accounted for as an intangible asset representing the fair value of custom design patterns and customer lists, and will be amortized over its remaining useful life of 5 years. The remaining $1,559,410 has been classified as Goodwill and its value will be tested for impairment at least annually. The company has accounted for this transaction as a purchase as of the date of acquisition.

Note 4. Recent Accounting Pronouncements

In June 2001, SFAS 141 "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets" were issued. SFAS 141 requires that all business combinations initiated after June 20, 2001 be accounted for using the purchase method and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill if they meet certain criteria.

SFAS 142 applies to all goodwill and identified intangible assets acquired in a business combination. The new standard requires that all goodwill and indefinite lived intangible assets, including those acquired before initial application of SFAS 142, not be amortized systematically but will rather be tested for impairment at least annually. SFAS 142 is effective for fiscal years beginning after December 15, 2001. For the three months ended March 31, 2002 and 2001, the Company recorded expense related to the amortization of goodwill of $0 and $7,300, respectively.